UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2012, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into a Right of Review Agreement (the “Agreement”) with Sanofi pursuant to which, if the Company determines to enter into negotiations with a third party regarding any license, option, collaboration, joint venture or similar transaction involving any therapeutic or diagnostic product candidate in the Company’s pipeline (an “Opportunity”), the Company will notify Sanofi of such Opportunity.  Following such notice, Sanofi will have a specified period of time to review the Opportunity and determine whether to exercise an additional right to exclusively negotiate an agreement with the Company with respect to such Opportunity for a specified period of time.  If Sanofi does not exercise such right of negotiation, the Company may enter into negotiations with third parties with respect to the Opportunity, provided that the Company may only enter into an agreement with a third party with respect to those countries that were initially offered to Sanofi.  On the other hand, if Sanofi does exercise such right of negotiation but the Company and Sanofi do not reach a mutually acceptable agreement during the negotiation period, the Company may enter into negotiations with third parties with respect to the Opportunity, provided that the Company may not enter into an agreement within a specified period of time following the end of the negotiation period if either (i) the agreement involves countries that were not previously offered to Sanofi or (ii) the terms and conditions of such agreement are materially more favorable to the third party than what was previously offered by Sanofi.  If the Company proposes to enter into any third party agreement described in the provisos of the preceding two sentences, the Company must first offer the same terms and conditions to Sanofi.

In addition, if the Company intends to spin out certain of its research and development activities to a newly established, partially owned subsidiary, the Company will notify Sanofi prior to the initial fundraising for such spin-out.  Following such notice, Sanofi will be entitled to review the proposed investment terms, although the final terms and participants of such investment will be determined solely by the board of directors of the spin-out.

The Agreement terminates on April 1, 2017.

The Company and Sanofi are also parties to a License and Collaboration Agreement, dated as of September 30, 2009 and amended on February 18, 2011.  In addition, Sanofi currently holds 5,217,391 shares of common stock of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company expects to file as an exhibit to its Form 10-Q for the quarter ending June 30, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On June 12, 2012, Walter M. Lovenberg, Ph.D. provided notice of his resignation from the Company’s Board of Directors (the “Board”), effective as of June 13, 2012.  Mr. Lovenberg will continue to serve the Company as a scientific advisor.

(d)           On June 13, 2012, the Board elected John Mendelsohn, M.D. as a director of the Company to fill the vacancy created by the resignation of Mr. Lovenberg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 18, 2012	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Corporate Counsel and Secretary